UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 24, 2020
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39300	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered*
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market
* On July 24, 2020, Ascena Retail Group, Inc. (the “Company”) was notified by the Listing Qualifications Department staff of The Nasdaq Stock Market (“Nasdaq”) that it had determined to commence proceedings to delist the Company’s common stock from Nasdaq.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 2.06 Material Impairments.

During the fiscal quarter ended May 2, 2020, Ascena Retail Group, Inc. (the “Company”) faced significant financial uncertainty due to the coronavirus pandemic, which resulted in the temporary closure of all of the Company’s retail stores and a substantial decrease in the Company’s retail store revenue. As a result, in connection with the preparation of the Company’s financial statements for the fiscal third quarter ended May 2, 2020, and after consulting with the Audit Committee of the Company’s board of directors, on July 24, 2020, the Company concluded that it expects to record material non-cash impairment charges to the Company’s long-lived tangible assets and goodwill, trade names, franchise rights and other intangible assets. Although the amount of the charges has not yet been finalized, the Company expects the impairment charges for the quarter ended May 2, 2020 to be in the range of $290 million to $310 million in the aggregate. The impairment charges are not expected to result in cash expenditures.

The Company had intended to include information regarding these impairments in its Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2020 (the “Quarterly Report”). Because the Company will not be able to timely file the Quarterly Report, it is now disclosing the material impairments as required in this Current Report on Form 8-K.

Forward-Looking Statements

Certain statements or information made within this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary” or “range,” or similar words. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all, including as a result of the Company’s bankruptcy proceedings; the Company’s ability to attract, motivate and retain key executives and other personnel; risks associated with the novel coronavirus pandemic (including any resurgence) and actions the Company has taken in response thereto; general economic conditions that adversely impact consumer spending; disruptions at ports used to import the Company’s products; increases in the price of raw materials, labor or energy and transportation costs; the Company’s ability to anticipate and respond to changing fashion trends and customer preferences in a timely manner; the Company’s ability to maintain its brand image; the impact of cost reduction initiatives; the Company’s ability to successfully achieve its business strategies; risks arising from the suspension of trading of the Company’s common stock on, or delisting from, The Nasdaq Stock Market; and changes in U.S. trade policies and trade restrictions. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended August 3, 2019 and subsequent filings with the Securities and Exchange Commission for a further discussion of risks and uncertainties. The Company does not undertake to publicly update or review its forward-looking statements, even if experience or future changes make it clear that the projected results expressed or implied will not be achieved.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: August 3, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)